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                                   EXHIBIT 21


                       AMERICAN BUSINESS INFORMATION, INC.
                     SUBSIDIARIES AND STATE OF INCORPORATION



American Business Communications, Inc........................DELAWARE
BMI Medical Information, Inc.................................DELAWARE
County Data Corp.............................................VERMONT
American Business Information Marketing, Inc.................DELAWARE
CD-ROM Technologies..........................................DELAWARE
Contacts Influential, Inc....................................DELAWARE
Info USA, Inc................................................DELAWARE